Series Number:  8
For period ending 05/31/15

48)	Investor, A & C
First $1 billion 0.568%
Next $1 billion 0.516%
Next $3 billion 0.486%
Next $5 billion 0.466%
Next $15 billion 0.453%
Next $25 billion 0.451%
Over $50 billion 0.451%

Institutional
First $1 billion 0.368%
Next $1 billion 0.316%
Next $3 billion 0.286%
Next $5 billion 0.266%
Next $15 billion 0.253%
Next $25 billion 0.251%
Over $50 billion 0.251%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           44,350
Institutional Class                                45,738
2. Dividends for a second class of open-end company shares
A Class                                1,352
C Class                                273

73A)           1. Dividends from net investment income
Investor Class                                           $0.3018
Institutional Class                                $0.3247
2. Dividends for a second class of open-end company shares
A Class                                $0.2732
C Class                                $0.1872

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           143,360
Institutional Class                                147,919
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                5,895
C Class                                1,501

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $11.33
Institutional Class                                $11.34
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $11.34
C Class                                $11.33

Series Number:  10
For period ending 05/31/15

48)	Investor, A & C
First $1 billion 0.698%
Next $1 billion 0.646%
Next $3 billion 0.616%
Next $5 billion 0.596%
Next $15 billion 0.583%
Next $25 billion 0.581%
Over $50 billion 0.581%

Institutional
First $1 billion 0.498%
Next $1 billion 0.446%
Next $3 billion 0.416%
Next $5 billion 0.396%
Next $15 billion 0.383%
Next $25 billion 0.381%
Over $50 billion 0.381%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           10,221
Institutional Class                                771
2. Dividends for a second class of open-end company shares
A Class                                2,559
C Class                                787

73A)           1. Dividends from net investment income
Investor Class                                           $0.3853
Institutional Class                                $0.4040
2. Dividends for a second class of open-end company shares
A Class                                $0.3619
C Class                                $0.2916

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           27,170
Institutional Class                                2,438
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                7,434
C Class                                2,702

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $9.36
Institutional Class                                $9.36
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.36
C Class                                $9.35

Series Number:  11
For period ending 05/31/15

48)	Investor, A & C
First $1 billion 0.568%
Next $1 billion 0.516%
Next $3 billion 0.486%
Next $5 billion 0.466%
Next $15 billion 0.453%
Next $25 billion 0.451%
Over $50 billion 0.451%

Institutional
First $1 billion 0.368%
Next $1 billion 0.316%
Next $3 billion 0.286%
Next $5 billion 0.266%
Next $15 billion 0.253%
Next $25 billion 0.251%
Over $50 billion 0.251%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           1,543
Institutional Class                                12
2. Dividends for a second class of open-end company shares
A Class                                359
C Class                                58

73A)           1. Dividends from net investment income
Investor Class                                           $0.3882
Institutional Class                                $0.4115
2. Dividends for a second class of open-end company shares
A Class                                $0.3592
C Class                                $0.2725

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           3,936
Institutional Class                                2
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                1,032
C Class                                218

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $ 11.45
Institutional Class                                $ 11.45
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $ 11.44
C Class                                $ 11.45